CUSTODY AGREEMENT

          Custody Agreement made as of April 23, 1993, as revised March 31, 1997, between DREYFUS PREMIER INSURED MUNICIPAL BOND FUND, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 200 Park Avenue, New York, New York 10166 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 90 Washington Street, New York, New York 10286 (hereinafter called the "Custodian").

                      W I T N E S S E T H :

that for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

                            ARTICLE I

                           DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          1. "Authorized Person" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Fund's Board to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

          2. "Available Balance" shall mean for any given day during a calendar year the aggregate amount of Federal Funds held in the Fund's custody account(s) at The Bank of New York, or its successors, as of the close of such day or, if such day is not a business day, the close of the preceding business day.

          3. "Bankruptcy" shall mean with respect to a party such party's making a general assignment, arrangement or composition with or for the benefit of its creditors, or instituting or having instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or the entry of an order for relief under the Federal bankruptcy law or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or if a petition is presented for the winding up or liquidation of the party or a resolution is passed for its winding up or liquidation, or it seeks, or becomes subject to, the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets or its taking any action in furtherance of, or indicating its consent to approval of, or acquiescence in, any of the foregoing.

          4. "Book-Entry System" shall mean the Federal Reserve/ Treasury book-entry system for United States and Federal agency securities, its successor or successors and its nominee or nominees.

          5. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

          6. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Officers of the Fund.

          7. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

          8. "Collateral Account" shall mean a segregated account so denominated and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article V herein, or
(b) any receipt described in Article V or VIII herein.

          9. "Consumer Price Index" shall mean the U.S. Consumer Price Index, all items and all urban consumers, U.S. city average 1982-84 equals 100, as first published without seasonal adjustment by the Bureau of Labor Statistics, the Department of Labor, without regard to subsequent revisions or corrections by such Bureau.

          10. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

          11. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, as amended, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board specifically approving deposits therein by the Custodian.

          12. "Earnings Credit" shall mean for any given day during a calendar year the product of (a) the Federal Funds Rate for such date minus
 .25%, and (b) 82% of the Available Balance.

          13. "Federal Funds" shall mean immediately available same day funds.

          14. "Federal Funds Rate" shall mean, for any day, the Federal Funds (Effective) interest rate so denominated as published in Federal Reserve Statistical Release H.15 (519) and applicable to such day and each succeeding day which is not a business day.

          15. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities, including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

          16. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.

          17. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

          18. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant or Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

          19. "Merger" shall mean with respect to a party, the consolidation or amalgamation with, merger into, or transfer of all or substantially all of such party's assets to, another entity, where such party is not the surviving entity.

          20. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities ordinarily requires settlement in Federal funds on the same date as such purchase or sale.

          21. "O.C.C." shall mean Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

          22. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Fund's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

          23. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

          24. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

          25. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

          26. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

          27. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stock and other instruments or rights having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities (including, without limitation, general obligation bonds, revenue bonds and industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

          28. "Segregated Security Account" shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

          29. "Series" shall mean (i) the Series of the Fund specified on Appendix D hereto, or, where the context requires each such Series, or
(ii) if no Series are set forth on such Appendix, the Fund.

          30. "Shares" shall mean the shares beneficial interest of the Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

          31. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

          32. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

          33. "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.


                            ARTICLE II

                     APPOINTMENT OF CUSTODIAN

          1. The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at any time owned by the Fund during the period of this Agreement, except that (a) if the Custodian fails to provide for the custody of any of the Fund's Securities and moneys located or to be located outside the United States in a manner satisfactory to the Fund, the Fund shall be permitted to arrange for the custody of such Securities and moneys located or to be located outside the United States other than through the Custodian at rates to be negotiated and borne by the Fund and (b) if the Custodian fails to continue any existing sub-custodial or similar arrangements on substantially the same terms as exist on the date of this Agreement, the Fund shall be permitted to arrange for such or similar services other than through the Custodian at rates to be negotiated and borne by the Fund. The Custodian shall not charge the Fund for any such terminated services after the date of such termination.

          2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                           ARTICLE III

                  CUSTODY OF CASH AND SECURITIES

          1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by any Series, including cash received for the issuance of such Series' shares, at any time during the period of this Agreement and shall specify the Series, if any, to which the same are to be specifically allocated. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on a Series' behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Fund's Board approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Prior to a deposit of Securities of a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Fund's Board approving, authorizing and instructing the Custodian on a continuous and on-going basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys of such Series deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options as provided in this Agreement, the Custodian shall have received a certified resolution of the Fund's Board approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement.

          2. The Custodian shall credit to a separate account in the name of the Fund for each Series all moneys received by it for the account of the Fund, with respect to such Series. Money credited to the separate account for a Series shall be disbursed by the Custodian only:

          (a) In payment for Securities purchased, as provided in Article IV hereof;

          (b)  In payment of dividends or distributions, as provided in
Article XI hereof;

          (c)  In payment of original issue or other taxes, as provided in
Article XII hereof;

          (d) In payment for Shares redeemed by it, as provided in Article XII hereof;

          (e) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

          (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article XV hereof.

          3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of each Series during said day. Where Securities are transferred to the account of a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for each Series under this Agreement.

          4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held for a Series, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Series may be registered in the name of such Series, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series and which may from time to time be registered in the name of such Series. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

          5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for each Series in accordance with this Agreement:

          (a) Collect all income due or payable and, in any event, if the Custodian receives a written notice from the Fund specifying that an amount of income should have been received by the Custodian within the last 90 days, the Custodian will provide a conditional payment of income within 60 days from the date the Custodian received such notice, unless the Custodian reasonably concludes that such income was not due or payable to the Fund, provided that the Custodian may reverse any such conditional payment upon its reasonably concluding that all or any portion of such income was not due or payable, and provided further that the Custodian shall not be liable for failing to collect on a timely basis the full amount of income due or payable in respect of a "floating rate instrument" or "variable rate instrument" (as such terms are defined under Rule 2a-7 under the Investment Company Act of l940, as amended) if it has acted in good faith, without negligence or willful misconduct.

          (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian upon five business days' prior notification to the Fund;

          (c) Present for payment and collect the amount payable upon all Securities which may mature;

          (d)  Surrender Securities in temporary form for definitive
Securities;

          (e) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

          (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Series all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

          6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

          (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          (b) Deliver any Securities held for the Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (c) Deliver any Securities held for the Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (d) Make such transfers or exchanges of the assets of the Series and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

          (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

          7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, Option or Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with
Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or futures commission merchants with respect to such Futures Contracts, Options or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, provided, however, that payments to or deliveries from the Margin Account shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

                            ARTICLE IV

 PURCHASE AND SALE OF INVESTMENTS OF THE FUND OTHER THAN OPTIONS,
     FUTURES CONTRACTS, FUTURES CONTRACT OPTIONS AND REVERSE
                      REPURCHASE AGREEMENTS

          1. Promptly after each purchase of Securities by the Fund, other than a purchase of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchase: (a) the Series to which the Securities purchased are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to which payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for such Series, pay out of the moneys held for the account of such Series the total amount payable to the person from whom, or the broker through whom, the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

          2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option or Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sale: (a) the Series to which such Securities sold were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to such Series upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund for the account of such Series upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                            ARTICLE V

                             OPTIONS

          1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the Series to which the Option purchased is to be specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement;
(g) the total amount payable by the Fund for the account of such Series in connection with such purchase; (h) the name of the Clearing Member through which such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of such Series, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

          2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which the Option sold was specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund for the account of such Series upon such sale; and (h) the name of the Clearing Member through which the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Fund for the account of such Series, provided that the same conforms to the total amount payable as set forth in such Certificate.

          3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option:
(a) the Series to which the Call Option exercised was specifically allocated;
(b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund for the account of such Series upon such exercise; and (g) the name of the Clearing Member through which such Call Option was exercised.
The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of such Series the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

          4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option:
(a) the Series to which the Put Option exercised was specifically allocated;
(b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement;
(e) the exercise price per share; (f) the total amount to be paid to the Fund for the account of such Series upon such exercise; and (g) the name of the Clearing Member through which such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities, provided the same conforms to the amount payable to the Fund for the account of such Series as set forth in such Certificate.

          5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which the Stock Index Option exercised was specifically allocated; (b) the type of Stock Index Option (put or call);
(c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the total amount to be received by the Fund for the account of such Series in connection with such exercise; and (h) the Clearing Member from which such payment is to be received.

          6. Whenever the Fund writes a Covered Call Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series to which the Covered Call Option written is to be specifically allocated; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price;
(e) the premium to be received by the Fund for the account of such Series;
(f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through which the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

          7. Whenever a Covered Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series to which the Covered Call Option exercised was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund for the account of such Series upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate for the amount to be received as set forth in such Certificate.

          8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put
Option: (a) the Series to which the Put Option written is to be specifically allocated; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund for the account of such Series; (f) the date such Put Option is written; (g) the name of the Clearing Member through which the premium is to be received and to whom a Put Option guarantee letter is to be delivered;
(h) the amount of cash, and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; and (i) the amount of cash and/or the amount and kind of Securities to be deposited into the Collateral Account. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

          9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Put Option exercised was specifically allocated; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from which the underlying Securities are to be received; (d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Collateral Account; and (f) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of such Series the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate, and shall make the withdrawals specified in such Certificate.

          10. Whenever the Fund writes a Stock Index Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which the Stock Index Option written is to be specifically allocated; (b) whether such Stock Index Option is a put or a call; (c) the number of Options written; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price;
(g) the Clearing Member through which such Option was written; (h) the premium to be received by the Fund for the account of such Series; (i) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; (j) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Collateral Account; and (k) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Segregated Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.

          11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which the Stock Index Option exercised was specifically allocated; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through which such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund for the account of such Series; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account.
Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

          12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) the Series to which the Option purchased is to be specifically allocated; (b) that the transaction is a Closing Purchase Transaction; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Fund for the account of such Series; (f) the expiration date; (g) the type of Option (put or call);
(h) the date of such purchase; (i) the name of the Clearing Member to which the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account or the Segregated Security Account. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

          13. Upon the expiration or exercise of, or consummation of a Closing Purchase Transaction with respect to, any Option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund for the account of a Series pursuant to paragraph 3 of Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, the Margin Account and/or the Segregated Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.


                            ARTICLE VI

                        FUTURES CONTRACTS

          1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract (or with respect to any number of identical Futures Contract(s)): (a) the Series to which the Futures Contract entered into is to be specifically allocated; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account; (h) the name of the broker, dealer or futures commission merchant through which the Futures Contract was entered into; and
(i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and deposit in the Segregated Security Account the amount of cash and/or the amount and kind of Securities specified in said Certificate.

          2. (a) Any variation margin payment or similar payment required to be made by the Fund for the account of a Series to a broker, dealer or futures commission merchant with respect to an outstanding Futures Contract shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

              (b) Any variation margin payment or similar payment from a broker, dealer or futures commission merchant to the Fund with respect to an outstanding Futures Contract shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying:
(a) the Series to which the Futures Contract retained is to be specifically allocated; (b) the Futures Contract; (c) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (d) the broker, dealer or futures commission merchant to or from which payment or delivery is to be made or received; and (e) the amount of cash and/or Securities to be withdrawn from the Segregated Security Account. The Custodian shall make the payment or delivery specified in the Certificate and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.

          4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series to which the offsetting Futures Contract is to be specifically allocated; (b) the items of information required in a Certificate described in paragraph 1 of this Article, and (c) the Futures Contract being offset. The Custodian shall make payment of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund for the account of such Series pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Segregated Security Account as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                           ARTICLE VII

                     FUTURES CONTRACT OPTIONS

          1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which the Futures Contract Option purchased is to be specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund for the account of such Series upon such purchase; (h) the name of the broker or futures commission merchant through which such option was purchased; and (i) the name of the broker or futures commission merchant to whom payment is to be made. The Custodian shall pay the total amount to be paid upon such purchase to the broker or futures commission merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

          2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which the Futures Contract Option sold was specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement;
(g) the total amount payable to the Fund for the account of such Series upon such sale; and (h) the name of the broker or futures commission merchant through which the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Fund for the account of such Series, provided the same conforms to the total amount payable as set forth in such Certificate.

          3. Whenever a Futures Contract Option purchased by the Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through which the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund for the account of such Series; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Security Account. The Custodian shall make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which the Futures Contract Option written is to be specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund for the account of such Series; (g) the name of the broker or futures commission merchant through which the premium is to be received; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Segregated Security Account. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits into the Segregated Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through which such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund for the account of such Series upon such exercise; (f) the net total amount, if any, payable by the Fund for the account of such Series upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Segregated Security Account. The Custodian shall, upon its receipt of the net total amount payable to the Fund for the account of such Series, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          6. Whenever a Futures Contract Option which is written by the Fund and which is a Put Option is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which the Futures Contract Option exercised was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through which such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Fund for the account of such Series upon such exercise; (f) the net total amount, if any, payable by the Fund for the account of such Series upon such exercise; and
(g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in the Segregated Security Account, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund for the account of such Series, if any, specified in the Certificate, make the payments, if any, and the deposits, if any, into the Segregated Security Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this
Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which the Futures Contract Option purchased is to be specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the exercise price; (e) the premium to be paid by the Fund for the account of such Series; (f) the expiration date; (g) the name of the broker or futures commission merchant to which the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account. The Custodian shall effect the withdrawals from the Segregated Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          8. Upon the expiration or exercise of, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and (b) make such withdrawals from, and/or, in the case of an exercise, such deposits into, the Segregated Security Account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

          9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to
Article VI hereof.


                           ARTICLE VIII

                           SHORT SALES

          1. Promptly after any short sale, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series to which the short sale is to be specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Fund for the account of such Series upon such sales, if any; (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account; and (i) the name of the broker through which such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Segregated Security Account specified in the Certificate.

          2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing-out: (a) the Series to which the short sale being closed-out was specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of the closing-out and settlement;
(e) the purchase price per unit; (f) the net total amount payable to the Fund for the account of such Series upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account; (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account; and
(j) the name of the broker through which the Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Fund for the account of such Series upon such closing-out and the return and/or cancellation of the receipts, if any, issued by the custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Series to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Segregated Security Account, as the same are specified in the Certificate.


                            ARTICLE IX

                  REVERSE REPURCHASE AGREEMENTS

          1. Promptly after the Fund, on behalf of a Series, enters into a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions specifying: (a) the Series to which the Reverse Repurchase Agreement is to be specifically allocated; (b) the total amount payable to the Fund for the account of such Series in connection with such Reverse Repurchase Agreement; (c) the broker or dealer through or with which the Reverse Repurchase Agreement is entered;
(d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and (f) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate, Oral Instructions or Written Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.

          2. Upon the termination of a Reverse Repurchase Agreement described in paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate, Oral Instructions or Written Instructions to the Custodian specifying: (a) the Series to which the Reverse Repurchase Agreement terminated was specifically allocated; (b) the Reverse Repurchase Agreement being terminated; (c) the total amount payable by the Fund for the account of such Series in connection with such termination; (d) the amount and kind of Securities to be received by the Fund for the account of such Series in connection with such termination; (e) the date of termination; (f) the name of the broker or dealer with or through which the Reverse Repurchase Agreement is to be terminated; and (g) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Segregated Security Account. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate, Oral Instructions or Written Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Segregated Security Account, specified in such Certificate, Oral Instructions or Written Instructions.


                            ARTICLE X

         CONCERNING MARGIN ACCOUNTS, SEGREGATED SECURITY
                 ACCOUNTS AND COLLATERAL ACCOUNTS

          1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Segregated Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the amount of cash and/or the amount and kind of Securities to be deposited in, or withdrawn from, the Segregated Security Account. In the event that the Fund fails to specify in a Certificate the designated Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Segregated Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

          2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

          3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

          4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law, the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIII herein.

          5. On each business day, the Custodian shall furnish the Fund with respect to each Series a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

          6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account, the Custodian shall furnish the Fund with a Statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written Instructions specifying the then market value of the securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option, guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.


                            ARTICLE XI

              PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

          1. For each Series, the Fund shall furnish to the Custodian a copy of the resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

          2. Upon the payment date specified in such resolution, Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of the Series the total amount payable to the Dividend Agent of the Fund.


                           ARTICLE XII

                  SALE AND REDEMPTION OF SHARES

          1. Whenever the Fund shall sell any Series' Shares, the Fund shall deliver to the Custodian a Certificate duly specifying:

          (a)  The number of Shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such Shares.

          2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the account of such Series.

          3. Upon issuance of any Series' Shares in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund for the account of such Series in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

          4. Except as provided hereinafter, whenever the Fund shall hereafter redeem any Series' Shares, the Fund shall furnish to the Custodian a Certificate specifying:

          (a)  The number of Shares redeemed; and

          (b)  The amount to be paid for the Shares redeemed.

          5. Upon receipt from the Transfer Agent of an advice setting forth the number of a Series' Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the account of such Series of the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

          6. Notwithstanding the above provisions regarding the redemption of any of Series' Shares, whenever a Series' Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.


                           ARTICLE XIII

                    OVERDRAFTS OR INDEBTEDNESS

          1. If the Custodian should in its sole discretion advance funds on behalf of a Series which results in an overdraft because the moneys held by the Custodian for the account of such Series shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article IV, or which results in an overdraft in the account for such Series for some other reason, or if a Series is for any other reason indebted to the Custodian (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article XIII), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the Federal Funds Rate plus l/2%, such rate to be adjusted on the effective date of any change in such Federal Funds Rate but in no event to be less than 6% per annum, except that any overdraft resulting from an error by the Custodian shall bear no interest. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due such Series which have not been collected by the Custodian on behalf of such Series when due because of the failure of the Custodian to make timely demand or presentment for payment. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of such Series or in which such Series may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. For purposes of this Section 1 of
Article XIII, "overdraft" shall mean a negative Available Balance.

          2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities in a Series' portfolio as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which the borrowing relates; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into; (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Fund for the account of such Series on the borrowing date; (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940, as amended, and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                           ARTICLE XIV

             LOAN OF PORTFOLIO SECURITIES OF THE FUND

          1. If the Fund is permitted by the terms of its organization documents and as disclosed in its most recent and currently effective prospectus to lend the portfolio Securities of a Series, within 24 hours after each loan of portfolio Securities the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the Securities to be loaned are specifically allocated; (b) the name of the issuer and the title of the Securities;
(c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (f) the name of the broker, dealer or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

          2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities: (a) the Series to which the Securities to be returned are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); and (f) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Series specified in the Certificate, the total amount payable upon such return of Securities as set forth in the Certificate.


                            ARTICLE XV

                     CONCERNING THE CUSTODIAN

          1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

          2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) The validity of the issue of any Securities purchased, sold or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

          (b) The legality of the issue or sale of any of the Fund's Shares, or the sufficiency of the amount to be received therefor;

          (c) The legality of the redemption of any of the Fund's Shares, or the propriety of the amount to be paid therefor;

          (d) The legality of the declaration or payment of any dividend by the Fund;

          (e) The legality of any borrowing by the Fund using Securities as collateral;

          (f)  The legality of any loan of portfolio Securities pursuant to
Article XIV of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the applicable Series of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Segregated Security Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment; provided however that the Custodian, upon the Fund's written request, shall, as Custodian, demand from any broker, dealer, futures commission merchant or Clearing Member identified by the Fund the payment of any variation margin payment or similar payment that the Fund asserts it is entitled to receive pursuant to the terms of a Margin Account Agreement or otherwise from such broker, dealer, futures commission merchant or Clearing Member.

          3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

          4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange, offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository, the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

          6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

          7. The Custodian may appoint one or more banking institutions as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved in the Certificate, which shall, if requested by the Custodian, be accompanied by an approving resolution of the Fund's Board adopted in accordance with Rule 17f-5 under the Investment Company Act of 1940, as amended. Notwithstanding anything to the contrary contained in this Agreement, the Custodian shall hold harmless and indemnify the Fund from and against any losses, actions, claims, demands, expenses and proceedings, including counsel fees, that occur as a result of any act or omission of any Foreign Sub-Custodian or Depository with respect to the safekeeping of moneys and securities of the Fund.

          8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of its organization documents.

          9. (a) The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all reasonable out-of-pocket expenses and such compensation and fees as are specified on Schedule A hereto. The Custodian shall not deem amounts payable in respect of foreign custodial services to be out-of-pocket expenses, it being the parties' intention that all fees for such services shall be as set forth on Schedule B hereto and shall be provided for the term of this Agreement without any automatic or unilateral increase. The Custodian shall have the right to unilaterally increase the figures on Schedule A on or after March 1, 1998 and on or after each succeeding March 1 thereafter by an amount equal to 50% of the increase in the Consumer Price Index for the calendar year ending on the December 31 immediately preceding the calendar year in which such March 1 occurs, provided, however, that during each such annual period commencing on a March 1, the aggregate increase during such period shall not be in excess of 10%. Any increase by the Custodian shall be specified in a written notice delivered to the Fund at least thirty days prior to the effective date of the increase. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

              (b) The Fund shall receive a credit for each calendar month against such compensation and fees of the Custodian as may be payable by the Fund with respect to such calendar month in an amount equal to the aggregate of its Earnings Credit for such calendar month. In no event may any Earnings Credits be carried forward to any fiscal year other than the fiscal year in which it was earned, or, unless permitted by applicable law, transferred to, or utilized by, any other person or entity, provided that any such transferred Earnings Credit can be used only to offset compensation and fees of the Custodian for services rendered to such transferee and cannot be used to pay the Custodian's out-of-pocket expenses. For purposes of this sub-section (b), the Fund is permitted to transfer Earnings Credits only to The Dreyfus Corporation, its affiliates and/or any investment company now or in the future for which The Dreyfus Corporation or any of its affiliates acts as the sole investment adviser. For purposes of this sub-section (b), a fiscal year shall mean the twelve-month period commencing on the effective date of this Agreement and on each anniversary thereof.

          10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or XI hereof. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof, confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

          11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

          12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

          13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository, or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

          14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

          15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities.

          16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                           ARTICLE XVI

                           TERMINATION

          1. (a) Any termination may be effected only by the terminating party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of giving of such notice.

               (b) The Fund may at any time terminate this Agreement if the Custodian has materially breached its obligations under this Agreement and such breach has remained uncured for a period of thirty days after the Custodian's receipt from the Fund of written notice specifying such breach.

               (c) Either party, immediately upon written notice to the other party, may terminate this Agreement upon the Merger or Bankruptcy of the other party.

               (d) The Fund may at any time terminate this Agreement if the Custodian has materially breached its obligations under the "Amendment to Transfer Agency Agreements" dated August 18, 1989 and has not cured such breach as promptly as practicable and in any event within seven days of its receipt of written notice of such breach, provided that the Custodian shall not be permitted to cure any such material breach arising from the willful misconduct of the Custodian.

          In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

          2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, in any Depository or by a Clearing Member which cannot be delivered to the Fund, to hold such Securities hereunder in accordance with this Agreement.


                           ARTICLE XVII

                          MISCELLANEOUS

          1. Annexed hereto as Appendix A is a Certificate setting forth the names of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

          2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund setting forth the names of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

          3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, 13th Floor, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

          4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or at such other place as the Fund may from time to time designate in writing.

          5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Fund's Board.

          6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board.

          7. This Agreement shall be construed in accordance with the laws of the State of New York.

          8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

          9. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                              DREYFUS PREMIER INSURED MUNICIPAL
                                BOND FUND



                              By:  __________________________

Attest:





                              THE BANK OF NEW YORK



                              By:  __________________________


Attest:



                                                        Appendix A

           DREYFUS PREMIER INSURED MUNICIPAL BOND FUND

                     AUTHORIZED SIGNATORIES:
              CASH ACCOUNT AND/OR CUSTODIAN ACCOUNT
              FOR PORTFOLIO SECURITIES TRANSACTIONS


           Group I                       Group II

Phyllis Meiner, Paul    Paul R. Casti,       Thomas J. Durante
R. Casti, Jr., Thomas   Jr. Jeffrey N.       Gregory S. Gruber
J. Durante, Jean        Nachman              James M. Windels
Farley, Gregory S.      Christopher          Paul T. Molloy
Gruber, Paul T.         Condron Joseph I.    Jean Farley
Molloy, Jeffrey N.      Connolly             William T. Sandalls,
Nachman, James M.                            Jr.
Windels, Michael
Condon, Richard
Cassaro, Lori McNab,
Stephen Powanda and
Laura Sanderson


Cash Account

1. Fees payable to The Bank of New York pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to Dreyfus Transfer, Inc. in its capacity as Transfer Agent or agent of the Fund:

               Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.   Other expenses of the Fund, $5,000 and under:

               Any combination of two (2) signatures from either Group I or Group II, or both such Groups, except that no individual shall be authorized to sign more than once.

3.   Other expenses of the Fund, over $5,000 but not over $25,000:

               Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.


4.   Other expenses of the Fund, over $25,000:

               Two (2) signatures required, one from Group I or Group II, including any one of the following: Paul R. Casti, Jr., Christopher Condron, James M. Windels, Jeffrey N. Nachman, Joseph
          I. Connolly or William T. Sandalls, Jr., except that no individual shall be authorized to sign more than once.

Custodian Account for Portfolio Securities Transactions

               Two (2) signatures required from any of the following:

                         Joseph I. Connolly, Paul R. Casti, Jr., Thomas J.
               Durante, Jean Farley, Gregory S. Gruber, Paul T. Molloy, Jeffrey N. Nachman, James M. Windels, Michael Condron, Richard Cassaro, Alan Brown, Linda Lionetti, Michelle Pressa, Richard Wiener, Douglas Christensen, Lori McNab, Joseph Bruno, Vincent Grolli, Elizabeth McDonough, Stephen Powanda and all current Portfolio Managers.

                                                          Appendix B

                 DREYFUS PREMIER INSURED MUNICIPAL BOND FUND

          The undersigned Officers of the Fund do hereby certify that the following individuals, whose specimen signatures are on file with The Bank of New York, have been duly elected or appointed by the Fund's Board to the position set forth opposite their names and have qualified therefor:


     Name                          Position

Marie E. Connolly                  President and Treasurer

John E. Pelletier                  Vice President and Secretary

Elizabeth A. Keeley                Vice President and Assistant
                                     Secretary

Douglas C. Conroy                  Vice President and Assistant
                                     Secretary

Richard W. Ingram                  Vice President and Assistant
                                     Secretary

Mark A. Karpe                      Vice President and Assistant
                                     Secretary

Joseph S. Tower, III               Vice President and Assistant
                                     Treasurer

Mary A. Nelson                     Vice President and Assistant
                                     Treasurer

Michael S. Petrucelli              Vice President and Assistant
                                     Treasurer




______________________________     ______________________________
Elizabeth A. Keeley,               Douglas C. Conroy,
  Vice President and Assistant       Vice President and Assistant
  Secretary                          Secretary

                                                             Appendix C


          The following are designated publications for purposes of paragraph 5(b) of Article III:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
The New York Times
Standard & Poor's Called Bond Record
The Wall Street Journal


                                                                Appendix D

Name of Series



                             Schedule A

          The fees payable to the Custodian with respect to securities held in domestic custody are annexed hereto.

                            DOMESTIC CUSTODY FEES


CUSTODY

     HOLDING FEES                  TRANSACTION FEES

1 BP FIRST 500MM                   BOOK
1/2 BP ON NEXT 1.5B                $7 PER
1/4 ON EXCESS

GLOBAL                             PHYSICAL
REVISED FEES BASED ON COUNTRY      $13 PER

                                   PAYDOWNS
                                   $6 PER
NOTE: NO CHANGE TO HOLDING
      FEE FOR THE FOLLOWING
      TWO (2 FUNDS)
                                   THE FOLLOWING TRANSACTIONS
     DREYFUS LIQUID ASSETS, INC.   REMAIN THE SAME
     DREYFUS AMERICA               EURO CD             $40.00
                                   PHYSICAL PUTS       $20.00
                                   SUB CUST. BOOK      $20.00
                                   TIME DEPOSITS       $20.00
                                   PRINCIPAL PAYM'TS   $15.00
                                   PTC SETTLEMENT      $15.00
                                   GNMA                $10.00
                                   MARGIN               $5.00
                                   FUTURES              $5.00
                                   OPTIONS              $5.00

                                   GLOBAL
                                   REVISED FEES BASED ON COUNTRY

EARNINGS CREDIT BASED ON 100% OF CUSTODY BALANCES,
LESS DEPOSIT RESERVE REQUIREMENTS AND F.D.I.C. INSURANCE


                             Schedule B


          The fees payable to the Custodian with respect to securities held in foreign custody are annexed hereto.

                    GLOBAL CUSTODY FEE PROPOSAL

                    THE DREYFUS FAMILY OF FUNDS


                              SAFEKEEPING         TRANSACTIONS

ARGENTINA                         20 b.p.            $ 70

AUSTRALIA                          7 b.p.              50

AUSTRIA                            7 b.p.              60

BANGLADESH                        40 b.p.             170

BELGIUM                            7 b.p.              75

BRAZIL                            45 b.p.              35

CANADA                             7 b.p.              15

CHILE                             35 b.p.              65

CHINA                             25 b.p.              50

COLOMBIA                          50 b.p.             160

CZECH REPUBLIC                    25 b.p.              55

DENMARK                            7 b.p.              65

EUROMARKET/CEDEL                   5 b.p.              15

FINLAND                           10 b.p.              70

FRANCE                             7 b.p.              70

GERMANY                            7 b.p.              35

GREECE                            30 b.p.             145

HONG KONG                         12 b.p.              80

HUNGARY                           65 b.p.             200

INDIA                             50 b.p.             175

INDONESIA                         12 b.p.              75

IRELAND                            7 b.p.              50

ISRAEL                            75 b.p.              55

ITALY                              7 b.p.              75

JAPAN                              7 b.p.              15

LUXEMBOURG                       6.5 b.p.              75

MALAYSIA                          13 b.p.             100

MEXICO                            12 b.p.              60

NETHERLANDS                        7 b.p.              15

NEW ZEALAND                        7 b.p.              50

NORWAY                             7 b.p.              85

PAKISTAN                          40 b.p.             150

PERU                              65 b.p.             175

PHILIPPINES                     12.5 b.p.             150

POLAND                            50 b.p.             150

PORTUGAL                          25 b.p.             220

SINGAPORE                         10 b.p.             100

SOUTH AFRICA                       7 b.p.              50

SOUTH KOREA                       13 b.p.              25

SPAIN                              7 b.p.              40

SRI LANKA                         20 b.p.              60

SWEDEN                             7 b.p.              50

SWITZERLAND                        7 b.p.              75

TAIWAN                            15 b.p.             140

THAILAND                           7 b.p.              50

TURKEY                            25 b.p.              60

UNITED KINGDOM                     7 b.p.              35

URUGUAY *                         55 b.p.              75

VENEZUELA                         45 b.p.              75


* $4,000 Per Year, Per Account.


OUT-OF-POCKET EXPENSES

TELEX, TELEPHONE, SECURITIES REGISTRATION, ETC., ARE IN ADDITION TO THE
ABOVE.